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                                                                    EXHIBIT 99.1
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                      AUBURN NATIONAL BANCORPORATION, INC.
                       ANNOUNCES CASH AND STOCK DIVIDEND

AUBURN, Alabama, May 14, 1998 -- The Board of Directors of Auburn National Bancorporation, Inc. has declared a second quarter $.14 per share cash dividend for shareholders of record June 10, 1998, payable June 25, 1998. In addition, a 200% stock dividend has been declared for shareholders of record June 10, 1998 to be issued June 25, 1998.

"The Board's action demonstrates our continued confidence in the strength of the Company's operations," commented Chairman E.L. Spencer, Jr. "We are delighted to be able to reward our shareholders with this stock and cash dividend."

Auburn National Bancorporation is the parent company of AuburnBank, founded in 1907, with total assets of over $272 million. The common stock of the company trades on the Nasdaq SmallCap Market under the symbol AUBN.

For further information, contact Daria S. Story